Exhibit 3

CSCLICD 515 (Rev. 06/18) MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS CORPORATIONS, SECURITIES & COMMERCIAL liCENSING BUREAU Date Received jAc11 ). NOV 19 2018 :of This document.is effective on the date filed, unless a subsequent effective date within 90 days after received F~lED date is stated in the document. Name NOV 20 2018 Richard C. Lowe, Lowe Law Firm, PC Address ADMINISTRATOR CORPORATIONS DIVISION 2375 Woodlake Drive, Suite 380 City State ZIP Code 48864 EFFECTIVE DATE: Okemos, Michigan Z?, . Document will be returned to the name and address you enter above. ~ If left blank, document will be returned to the registered office. . CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporati9ns (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The present name of the corporation is: Neogen Corporation 2. The identification number assigned by the Bureau is: 1~ 8 o o o6 1 3 3 3 3. Article Ill of the Articles of Incorporation is here~y amended to read as follows: The total authorized shares: Common Shares: 120,000,000 Preferred Shares.: 100,000 Par Value: $0.16 Par Value: $1.00 A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: The Preferred Stock shall be issued from time to time in one or more series of such number of shares with such distinctive serial designations and (a) may have such voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non cumulative) at such rate or :rates, on· 1 such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of or upon any distribution of the assets of, the Company; (e) may be convertible into, or exchangeable for, shares .of any other class or classes or of any other series of tho sam.~ or any other class or classes of stock of the Company, at such price or prices or at such rates of exchar\‘ge, and with such adjustments; and (f) may have such other relative participation, optional or other special rights, preferen’ces, qualifications, limitations, or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of each such series of Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority so to do which is hereby expressly vested in the Board of Directors.

COMPLETE ONLY ONE OF THE FOLLOWING: 4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees. · The foregoing amendment to the Articles of Incorporation was duly adopted on the day of ’ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this .day of (Signature) (Signature) (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name) 5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 4t h dayof o c t ob e~r · 2018 i by the: (check one of the following) [{] shareholders at a meeting in accordance with Section 611 (3) of the Act. D written consent of the shareholders that have at least the. minimum number of votes required by: statute in accordance With Section 407(1) of the Act. Written notice to shareholders that have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) D written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. D board of a profit corporation pursuant to Section 611 (2) of the Act. Profit Corporations and Professional Service Corporations Signed this i 011 \. day of Oc :robe.r 2018 Jam.es L. Herbert, Executive Chairman (Type or Print Name)

6. Nonprofit corporation only: Member, shareholder, or board approval · The foregoing amendment to the Articles oflncorporation was ~uly adopted on the day of bythe (check one of the following) Member or shareholder approval for nonprofit corporations organized on a membership or share basis D members or shareholders at a meeting in accordance with Section 611 (3) of the Act. D written consent of the members, shareholders, or their proxies having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to members or shareholders who have not consented in wri~ing has been given. (Note: Written consent by less tha.n C!ll ofthe members, shareholders, or their proxies is permitted only if such provision appears in the Articles of Incorporation.) D written consent of all the members, shareholders, or their proxies entitled to vote in accordance with Section 407(3) of the .Act. Directors (Only if the Articles state that the corporation is organized on a directorship basis) D directors at a meeting in accordance with Section 611 (3) of the Act. D written consent of all directors pursuant to Section 525 of the Act. Nonprofit Corporations Signed this day of By ~~ ~ ~ ~ (Signature of an officer) (Type or Print Name) (Type or Print Title)